Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-35245 and 333-55838; the “Registration Statement”) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), relating to the 1997 Incentive Plan of the Company of information contained in our reserve report that is summarized as in our summary letter dated February 20, 2006, relating to the oil and gas reserves and revenue, as of December 31, 2005, of certain interests of the Company.

We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statement and the Prospectus to which the Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statement and the Prospectus to which the Registration Statement relates.

/s/ Fairchild and Wells, Inc.

Fairchild and Wells, Inc.

Houston, Texas

March 29, 2006

1011 HIGHWAY 6 SOUTH, SUITE 304 HOUSTON, TEXAS 77077 (281)497-8990 TEL (281)497-8368 FAX EMAIL:FAW@FAWINC.COM WWW.FAWINC.COM